[SMI Advisory Services, LLC Letterhead]

Letter Agreement

February 28, 2008

To: Unified Series Trust
431 North Pennsylvania Street
Indianapolis, Indiana 46204

Dear Sirs:

You have engaged us to act as the sole investment advisor to Sound Mind Investing Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees on August 29, 2005 (the "Agreement").

We hereby agree to waive our management fee and/or reimburse certain Fund operating expenses, but only to the extent necessary to maintain the Fund's net annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary expenses) at 1.50% of the Fund's average daily net assets. Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.50% expense limitation

This letter agreement shall remain in effect through February 28, 2009.

Very truly yours,

SMI Advisory Services, LLC

By: Eric S. Collier
Name: Eric S. Collier
Title: MANAGER

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
Anthony J. Ghoston, President

[SMI Advisory Letterhead]

Letter Agreement

February 28, 2008

To: Unified Series Trust
431 North Pennsylvania Street
Indianapolis, Indiana 46204

Dear Sirs:

You have engaged us to act as the sole investment advisor to the Sound Mind Investing Managed Volatility Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees.

We hereby agree to waive our management fee and/or reimburse certain Fund operating expenses, but only to the extent necessary to maintain the Fund's net annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary expenses) at 1.50% of the Fund's average daily net assets. Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.50% expense limitation

This letter agreement shall remain in effect through February 28, 2009.

Very truly yours,

SMI Advisory Services, LLC

By: Eric S. Collier
Name: Eric S. Collier
Title: Manager

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
Anthony J. Ghoston, President